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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Flexible Stock Option Plan of BENCHMARQ Microelectronics, Inc. of our report dated January 27, 1997, except for Note 10, as to which the date is February 18, 1997, with respect to the financial statements and schedule of BENCHMARQ Microelectronics, Inc., included in its annual report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
April 17, 1997